Exhibit 99.1


                        Carrollton Bancorp Reports Third
     Quarter Net Income and a 9% Increase in the Quarterly Dividend to $0.12



    BALTIMORE--(BUSINESS WIRE)--Nov. 1, 2006--Carrollton Bancorp, (NASDAQ:CRRB) the parent company of Carrollton Bank, announced today net income for the third quarter of 2006 of $855,000 ($0.30 per diluted share) compared to $1.0 million ($0.37 per diluted share) for the third quarter of 2005, a 17% decrease. Net income for the nine month period ended September 30, 2006 totaled $1.8 million ($0.62 per diluted share) compared to $2.1 million ($0.73 per diluted share) for the prior year period, a 14% decrease The earnings were significantly affected by recording a before tax charge of approximately $1.8 million ($1.2 million after tax) representing the loss from a check kiting scheme by one of the Bank's commercial customers. The earnings for the nine months ended September 30, 2006 also included a charge of approximately $2.3 million representing a prepayment penalty for restructuring a $35 million Federal Home Loan Bank (FHLB) advance at a fixed rate of 6.84% maturing February 2, 2010. This charge was substantially offset by a gain of approximately $2.2 million from the sale of equity securities.

    Excluding the check kiting charge, the prepayment penalty and the gain in the sale of equity securities, net income, (using a non-GAAP financial measure), for the first nine months of 2006 would have been $2.9 million or $1.01 per diluted share, an increase of $1.1 million or 60% compared to net income of $1.8 million or $0.64 per diluted share as describe below.

    Net income for the nine months ended September 30, 2005 include gains of $840,000 from the sale of equity securities and the write down and cost of disposal of ATMs totaling $407,000 related to the termination of the Wal-Mart agreement effective January 22, 2006. Wal-Mart terminated the agreement for Carrollton Bank to provide automated teller machines (ATMs) at Wal-Mart, Sam's Club and Wal-Mart Supercenters in Maryland, Virginia, and West Virginia. To illustrate the impact on earnings from these two items (using a non-GAAP financial measure), net income for the first nine months of 2005 excluding the gains on the sales of securities and the write down and cost of disposal of the ATMs, as described above, would have been $1.8 million or $0.64 per diluted share.

    "We are pleased to report a solid quarter of earnings for the third quarter of 2006. While most banks have seen a margin compression, we have experienced a 67 basis point (0.67%) increase in our net interest margin from quarter to quarter. Steady loan growth, fundamental balance sheet management and expense controls contributed to our third quarter earnings," said Robert A. Altieri, President and Chief Executive Officer.

    "We are very enthusiastic about the future of Carrollton Bank. We will break ground on our 11th full service financial center in the fourth quarter of 2006 located at the corner of Scott Adams and York Road in Cockeysville, Maryland. We will continue to expand our branch network and grow organically in 2007 and beyond," continued Mr. Altieri.

    Carrollton Bancorp also announced a 9% or $0.01 increase in the quarterly dividend to $0.12 per share, payable December 1, 2006 to shareholders of record on November 10, 2006.

    The earnings for the third quarter of 2005 include a gain of $767,000 from the sale of equity securities, and the write down and cost of disposal of ATMs totaling $407,000 related to the termination of Carrollton Bank's agreement with Wal-Mart. To illustrate the impact on quarterly earnings comparisons of these two items using a non-GAAP financial measure, net income for the three months ended September 30, 2005 excluding the gains on the sales of securities and the write-down and cost of disposal of the ATMs, net of taxes, as described above, would have been $812,000 or $0.29 per diluted share, compared to net income of $855,000 for the three months ended September 30, 2006 or $0.30 per diluted share, representing an increase of 5%.

    In 2001 Carrollton Bancorp outlined a strategy to focus on commercial lending. By following this strategy, the Company's asset base continued to improve. Total assets for the period ended September 30, 2006 compared to September 30, 2005 remained basically the same at $352.6 million at September 30, 2006. However, loans increased 9% or $22.2 million primarily in commercial loans. Total deposits increased 8% or $21.2 million to $280.6 million. During the same period, stockholders' equity decreased 1% or $328,000 to $34.2 million or 9.7% of total assets.

    The continued strong asset quality of the loan portfolio, coupled with a low delinquency rate and charge off rate has enabled the Company to maintain its current allowance for loan losses. The Company did not record any provisions for loan losses in the third quarter of 2006 and 2005 nor for the first nine months of 2006 and 2005. The allowance for loan losses represented 1.26% of outstanding loans at September 30, 2006.

    For the quarter ended September 30, 2006, net interest income was $598,000 or 20% higher than the same quarter in 2005. The increase in net interest income was due mainly to a $10.4 million increase in average earning assets, primarily commercial loans and an increase in the Company's net interest margin to 4.58% for the quarter ended September 30, 2006 from 3.91% in the comparable quarter in 2005.

    Noninterest income continues to be a large contributor to the Company's profitability. The majority of the Company's non-interest income is derived from two sources: The Bank's Electronic Banking Division and Carrollton Mortgage Services, Inc. (CMSI), a subsidiary of Carrollton Bank. Noninterest income decreased 54% or $1.8 million to $1.6 million in the third quarter of 2006 compared to the third quarter of 2005. This decrease was due to the Electronic Banking Division's revenue decreasing $822,000 or 63% as a result of the decrease in Point of Sale revenue and ATM fees related to the termination of the Wal-Mart ATM agreement announced in September 2005 and effective January 22, 2006. Also, there were no security gains in the third quarter of 2006 compared to a $767,000 gain on the sale of securities in the third quarter of 2005. Mortgage banking fees and gains decreased $149,000 or 19% due to the slow down in the housing market while service charges decreased $120,000 or 41% due to management's decision to stop service to money service businesses.

    Noninterest expenses were $3.9 million in the third quarter of 2006 compared to $4.7 million in 2005, a decrease of $877,000 or 19%. The decrease was due to the elimination of personnel, transaction fees, other operating expenses and the $407,000 cost of disposal charge in the third quarter of 2005 related to the termination of the Wal-Mart agreement.

    Comparing the first nine months of 2006 and 2005, net interest income increased by $2.2 million or 26% due to average interest earning assets increasing $19.8 million. In addition, the Company's net interest margin for the first nine months of 2006 compared to 2005 increased from 3.82% to 4.55%. This was a result of the asset yields increasing more rapidly than deposit and borrowing costs.

    For the first nine months of 2006, noninterest income was $7.5 million compared to $8.4 million for the same period in 2005, a decrease of $878,000 or 11%. The decrease was due primarily to the $2.3 million decrease on Point of Sale revenue and ATM fees related to the termination of the Wal-Mart ATM agreement partially offset by the $1.3 million increase in the gain on the sale of securities, and a 21% or $164,000 increase in service charges.

    Noninterest expenses were $15.5 million for the first nine months of 2006 compared to $13.5 million for the same period in 2005, a 15% increase. The increase was due to the $1.8 million charge from the check kiting scheme by one of the Bank's commercial customers and the $2.3 million prepayment penalty for restructuring the FHLB advance partially offset by the elimination of transaction fees, other operating expenses and the $407,000 write down related to the termination of the Wal-Mart ATM agreement.

    Carrollton Bancorp is the parent company of Carrollton Bank, a commercial bank serving the deposit and financing needs of both consumers and businesses through a system of 10 branch offices in central Maryland and a network of ATMs located in Maryland, Virginia, and West Virginia. The Company provides brokerage services through Carrollton Financial Services, Inc., and mortgage services through Carrollton Mortgage Services, Inc., subsidiaries of the Bank.

    This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

    A summary of financial information follows. For additional information, contact James M. Uveges, Chief Financial Officer, (410) 536-7308, or visit the Company's Internet site at www.carrolltonbank.com.



FINANCIAL HIGHLIGHTS
-------------------------------
Carrollton Bancorp
-------------------------------

                                   Three Months Ended September 30,
                                --------------------------------------
                                   2006         2005        %Change
                                ------------ ------------ ------------
                                (unaudited)  (unaudited)
----------------------------------------------------------------------
Results of Operations
-------------------------------
Net interest income              $3,618,196   $3,020,029           20%
Provision for loan losses                 -            -            -
Noninterest income                1,555,033    3,382,007          -54%
Noninterest expenses              3,859,040    4,736,498          -19%
Income taxes                        459,078      629,609          -27%
Net income                          855,111    1,035,929          -17%

Per Share
Net income - diluted                   0.30         0.37          -18%
Cash dividends declared                0.11         0.10           10%
Book value                            12.16        12.30           -1%
Common stock closing price            17.75        14.50           22%

At September 30
-------------------------------
Short term investments           $8,962,345  $13,736,928          -35%
Investment securities            55,825,503   45,456,939           23%
Gross loans (net of unearned
 income) (a)                    265,610,368  256,441,407            4%
Earning assets                  331,760,716  318,291,874            4%
Total assets                    352,579,161  351,932,605            0%
Total deposits                  280,573,327  259,394,594            8%
Shareholders' equity             34,218,910   34,547,198           -1%

Common shares outstanding         2,814,013    2,809,269
-------------------------------

Average Balances
-------------------------------
Short term investments           $4,541,604  $22,977,373          -80%
Investment securities (b)        54,033,010   42,591,656           27%
Gross loans (net of unearned
 income) (a)                    260,876,801  244,698,624            7%
Earning assets                  320,699,948  310,267,653            3%
Total assets                    339,837,100  347,192,891           -2%
Total deposits                  274,744,120  254,680,657            8%
Shareholders' equity             33,598,066   34,649,477           -3%

Earnings Ratios
-------------------------------
Return on average total assets         1.01%        1.19%
Return on average shareholders'
 equity                               10.18%       11.96%
Net interest margin                    4.58%        3.91%

Credit Ratios
-------------------------------
Nonperforming assets as a
 percent of period-end loans
 and foreclosed real estate            0.86%        0.55%
Allowance to total loans               1.26%        1.34%
Net loan losses to average
 loans                                 0.03%        0.02%

Capital Ratios (period end)
-------------------------------
Shareholders' equity to total
 assets                                9.71%        9.82%
Leverage capital                       9.77%        8.90%
Tier 1 risk-based capital             11.97%       11.70%
Total risk-based capital              13.30%       13.44%


                                   Nine Months Ended September 30,
                                --------------------------------------
                                   2006         2005        %Change
                                ------------ ------------ ------------
                                (unaudited)  (unaudited)
----------------------------------------------------------------------
Results of Operations
-------------------------------
Net interest income             $10,701,915   $8,484,973           26%
Provision for loan losses                 -            -            -
Noninterest income                7,481,815    8,359,814          -11%
Noninterest expenses             15,506,724   13,539,149           15%
Income taxes                        895,667    1,222,781          -27%
Net income                        1,781,339    2,082,857          -14%

Per Share
Net income - diluted                   0.62         0.73          -15%
Cash dividends declared                0.33         0.30           10%
Book value                            12.16        12.30           -1%
Common stock closing price            17.75        14.50           22%

At September 30
-------------------------------
Short term investments           $8,962,345  $13,736,928          -35%
Investment securities            55,825,503   45,456,939           23%
Gross loans (net of unearned
 income) (a)                    265,610,368  256,441,407            4%
Earning assets                  331,760,716  318,291,874            4%
Total assets                    352,579,161  351,932,605            0%
Total deposits                  280,573,327  259,394,594            8%
Shareholders' equity             34,218,910   34,547,198           -1%

Common shares outstanding         2,814,013    2,809,269
-------------------------------

Average Balances
-------------------------------
Short term investments           $9,774,056  $19,590,600          -50%
Investment securities (b)        50,684,366   36,858,837           38%
Gross loans (net of unearned
 income) (a)                    257,131,897  240,466,843            7%
Earning assets                  319,387,656  299,562,009            7%
Total assets                    346,064,297  335,579,825            3%
Total deposits                  268,700,299  244,096,458           10%
Shareholders' equity             34,193,168   34,464,530           -1%

Earnings Ratios
-------------------------------
Return on average total assets         0.69%        0.83%
Return on average shareholders'
 equity                                6.95%        8.06%
Net interest margin                    4.55%        3.82%

Credit Ratios
-------------------------------
Nonperforming assets as a
 percent of period-end loans
 and foreclosed real estate            0.86%        0.55%
Allowance to total loans               1.26%        1.34%
Net loan losses to average
 loans                                 0.03%        0.02%

Capital Ratios (period end)
-------------------------------
Shareholders' equity to total
 assets                                9.71%        9.82%
Leverage capital                       9.77%        8.90%
Tier 1 risk-based capital             11.97%       11.70%
Total risk-based capital              13.30%       13.44%



(a) Includes loans held for sale
(b) Excludes market value adjustment




    CONTACT: Carrollton Bancorp
             James M. Uveges, 410-536-7308
             www.carrolltonbank.com